UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021 (January 19, 2021)

VINCO VENTURES, INC.

(f/k/a Edison Nation, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Broad Street, Suite 1004 Bethlehem, Pennsylvania	18018
(Address of principal executive offices)	(Zip Code)

(866) 536-0943

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2021, Vinco Ventures, Inc. (“Vinco Ventures”), ZVV Media Partners, LLC (the “Company”) and Zash Global Media and Entertainment Corporation (“ZASH”) entered into a Contribution Agreement (the “Agreement”). Vinco Ventures and ZASH desire to establish the newly formed Company in order to engage in the development and production of consumer facing content and related activities.

Under the terms of the Agreement, Vinco Ventures and ZASH shall contribute certain assets (the “Contributed Assets”) to the Company. At Closing, Vinco Ventures and ZASH shall enter into a limited liability operating agreement of the Company and a content distribution agreement with American Syndication Media Corporation (“ASMC”). The Company shall not assume any liabilities of either Vinco Ventures or ZASH except those liabilities arising in or specifically relating to periods, events or occurrences happening with respect to the Contributed Assets on or after the Closing Date. In consideration of the Contributed Assets, the Company shall issue to Vinco Ventures and ZASH 5,000 Units. The transaction closed on January 19, 2021.

Item 8.01. Other Events

On January 19, 2021, Vinco Ventures’ Board of Directors elected to form a new subsidiary, ZVV Media Partners, LLC, for the purpose of entering into the Contribution Agreement. Vinco Ventures and ZASH shall each own fifty percent of the new entity.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1	Contribution Agreement by and among ZVV Media Partners, LLC, Vinco Ventures, Inc. and Zash Global Media and Entertainment Corporation dated January 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 21, 2021

VINCO VENTURES, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer